Exhibit 10.2

UNIT SUBSCRIPTION AGREEMENT

Consonance-HFW Acquisition Corp.

1 Palmer Square, Suite 305

Princeton, New Jersey 08540

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and among Consonance-HFW Acquisition Corp., a Cayman Islands exempted company (“CHFW”), and the undersigned Investor (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among CHFW, Surrozen, Inc., a Delaware corporation (the “Company”), and Perseverance Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CHFW (“Merger Sub”), pursuant to which, among other things, (a) Merger Sub will merge with and into the Company, with the Company as the surviving corporation of such merger (the “Surviving Corporation”) (such merger, the “Transaction”). Prior to the closing of the Transaction (and as more fully described in the Merger Agreement), CHFW will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Act (2021 Revision) (the “Domestication”). In connection with the Transaction, CHFW is seeking commitments from interested investors to purchase, following the Domestication and prior to the closing of the Transaction, units (“Units”) consisting of (a) one share of CHFW common stock, par value $0.0001 per share (the “Common Stock” and such shares to be purchased, the “Shares”) and (b) one-third of one redeemable warrant (a “Warrant”). The Units will be purchased in a private placement for a purchase price of $10.00 per unit (the “Price Per Unit”). Each whole Warrant will entitle the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment and on the terms and subject to the limitations described in the warrant agreement attached as Exhibit A hereto (the “Warrant Agreement”). The aggregate purchase price to be paid by the Investor for the subscribed Units (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount” and the Units, Shares, Warrants and the shares of Common Stock underlying the Warrants are referred to herein as the “PIPE Securities” and the Shares, Warrants and the shares of Common Stock underlying the Warrants are referred to herein as the “Listed Securities”. The Units are being offered to facilitate the subscriptions, however, the Shares and the Warrants which comprise the Units are not attached and will trade separately without any instruction or detachment obligations on the part of the Investor, CHFW or the Warrant Agent (as defined in the Warrant Agreement). Substantially concurrently with the execution of this Subscription Agreement, CHFW is entering into separate subscription agreements with certain investors (the “Other Investors,” and such other subscription agreements, the “Other Subscription Agreements”) acquiring Units at the same Price Per Unit.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and CHFW acknowledges and agrees as follows:

1. Subscription. The Investor hereby subscribes for and agrees to purchase from CHFW, and CHFW agrees to issue and sell to the Investor, the number of Units set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be issued pursuant hereto, and any shares issued upon the exercise of Warrants, shall be shares of Common Stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2. Closing. The closing of the sale of the Units contemplated hereby (the “Closing”) shall occur on the date of and substantially concurrently with and conditioned upon the closing of the Transaction and satisfaction of the other conditions set forth in Section 3 hereof (such date, the “Closing Date”). At least five (5) business days prior to the anticipated Closing Date, CHFW shall deliver a written notice (the “Closing Notice”) to the Investor, specifying (a) the anticipated Closing Date and (b) wire instructions for the account(s) into which the Investor shall fund the Subscription Amount. [On the Closing Date, the Investor shall deliver (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by CHFW in the Closing Notice (which account shall not be an escrow account) and (ii) any other customary information that is reasonably requested in the Closing Notice in order for CHFW to issue the subscribed Units, including, without limitation, the legal name of the person in whose name such Units are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, CHFW shall deliver to the Investor the number of Units set forth on the signature page to this Subscription Agreement in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those set forth in this Subscription Agreement, arising under any written agreement to which the Investor is a party or arising under applicable securities laws), in the name of the Investor (or its nominee in accordance with its delivery instructions) by causing such Units to be registered on CHFW’s share register, and the Subscription Amount shall be released from escrow automatically and without further action by CHFW or the Investor.]1 [No later than two (2) business days prior to the Closing Date, the Investor shall provide CHFW information that is reasonably requested in the Closing Notice in order for CHFW to issue the Units, including, without limitation, the name of the person in whose name such Units are to be issued (or a nominee as indicated by the Investor) and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, (a) promptly following receipt of evidence of issuance of the Units as set forth in clause (b). the Investor shall deliver the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by CHFW in the Closing Notice (which shall not be escrow accounts) and (b) CHFW shall deliver to the Investor the Units in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those set forth in this Subscription Agreement, arising under any written agreement to which the Investor is a party or arising under applicable securities laws), in the name of the Investor (or its nominee in accordance with its delivery instructions) by causing such Units to be registered on CHFW’s share register and will provide the Investor evidence of such issuance from CHFW’s transfer agent.]2 In the event the closing of the Transaction does not occur within one (1) business day of the Closing Date specified in the Closing Notice, unless otherwise instructed by the Investor, CHFW shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor without any deduction for or on account of any tax, withholding, charges, or set-off, and any book entries shall be deemed cancelled. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and San Francisco, California are open for the general transaction of business.

3. Closing Conditions.

a. The obligations of the parties hereto to consummate the purchase and sale of the Units pursuant to this Subscription Agreement is subject to the following conditions:

(i) no suspension of the qualification of the Units for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(iii) all conditions precedent to the closing of the Transaction under the Merger Agreement shall have been satisfied or waived (as determined by the parties to the Merger Agreement and other than those conditions under the Merger Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Units pursuant to this Subscription Agreement, but subject to the satisfaction or waiver of such conditions at the closing of the Transaction) and the closing of the Transaction shall occur, in accordance with the terms of the Merger Agreement, on the Closing Date, substantially concurrently with the Closing.

[1]	For non-mutual fund investors.
[2]	For mutual fund investors.

b. The obligation of CHFW to consummate the issuance and sale of the Units pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement be true and correct in all material respects when made, and be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of an earlier date in which case they shall be true and correct in all material respects as of such date), and the Investor hereby acknowledges that the consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date; and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

c. The obligation of the Investor to consummate the purchase of the Units pursuant to this Subscription Agreement shall be subject to the conditions that: (i) all representations and warranties of CHFW contained in this Subscription Agreement shall (x) be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or CHFW Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) when made, and (y) be true and correct in all material respects on and as of the Closing Date (other than (1) representations and warranties that are qualified as to materiality or CHFW Material Adverse Effect, which representations and warranties shall be true and correct in all respects on and as of the Closing Date, and (2) those representations that expressly speak as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality or CHFW Material Adverse Effect, in all respects) as of such earlier date), and CHFW hereby acknowledges that the consummation of the Closing shall constitute a reaffirmation by CHFW of each of the representations and warranties of CHFW contained in this Subscription Agreement as of the Closing Date; (ii) all obligations, covenants and agreements of CHFW required to be performed by it at or prior to the Closing Date shall have been performed in all material respects; provided, that, the obligations of any Investor whose Subscription Amount (together with the subscription amounts under Other Subscription Agreements with Other Investors who are affiliates of Investor) is for an amount of at least $25 million to consummate the purchase of the Units pursuant to this Subscription Agreement shall also be subject to the condition that CHFW has complied in all respects with its obligations, covenants and agreements set forth in the Section 10.p; (iii) no amendment, waiver or modification of the Merger Agreement (as the same exists on the date hereof as provided to the Investor) shall have occurred that materially and adversely affects the Investor’s economic benefits under this Subscription Agreement; (iv) assuming funding by Investor of the full Subscription Amount hereunder, CHFW shall have received aggregate gross proceeds of not less than $120.2 million from the issuance of Units under this Subscription Agreement and the Other Subscription Agreements; and (v) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the investors thereunder unless the Investor has been offered substantially the same benefits.

4. Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. CHFW Representations and Warranties3. CHFW represents and warrants to the Investor that:

a. CHFW is as of the date of this Agreement duly incorporated, validly existing and in good standing in the Cayman Islands (to the extent such concept exists in such jurisdiction) and will be duly incorporated, validly existing and in good standing under the laws of the State of Delaware as of the Closing Date. CHFW has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Units will be duly authorized and, when issued and delivered to the Investor in exchange for the Subscription Amount in accordance with the terms of this Subscription Agreement and the Warrant Agreement, as applicable, the Shares and the shares of Common Stock underlying the Warrants will be validly issued, fully paid and non-assessable and, when issued, will be free and clear of all liens or other restrictions (other than those arising under applicable securities laws) and will not have been issued in violation of any preemptive or similar rights created under CHFW’s organizational documents (as amended as of the Closing Date) or under the

General Corporation Law of the State of Delaware pursuant to any agreement or other instrument to which CHFW is a party or by which it is otherwise bound.

c. This Subscription Agreement and the Merger Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by CHFW and, assuming that the Transaction Documents constitute the valid and binding agreement of the other parties thereto, the Transaction Documents are valid and binding obligations of CHFW, enforceable against CHFW in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The execution and delivery of, and the performance of the transactions contemplated by this Subscription Agreement and the other Transaction Documents, including the issuance and sale of the Units and the compliance by CHFW with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of CHFW or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which CHFW or any of its subsidiaries is a party or by which CHFW or any of its subsidiaries is bound or to which any of the property or assets of CHFW is subject that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of CHFW and its subsidiaries, individually or taken as a whole or prevents, materially impairs the validity of the Units or the legal authority of CHFW to comply in all material respects with the terms of this Subscription Agreement (a “CHFW Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of CHFW or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over CHFW or any of its subsidiaries or any of their respective properties that would reasonably be expected to have, individually or in the aggregate, a CHFW Material Adverse Effect or materially affect the validity of the Shares or the legal authority of CHFW to timely comply in all material respects with this Subscription Agreement.

e. As of their respective dates, all reports (the “SEC Reports”) required to be filed by CHFW with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of CHFW included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of CHFW as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. CHFW has timely filed with the SEC each SEC Report that CHFW was required to file with the SEC. There are no outstanding or unresolved comments in comment letters received by CHFW from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f. Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a CHFW Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of CHFW, threatened against CHFW or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against CHFW.

g. As of the date of this Subscription Agreement, the authorized capital stock of CHFW consists of (i) 1,000,000 preference shares of CHFW, par value $0.0001 per share (the “Preference Shares”), of which no Preference Shares are issued and outstanding; (ii) 350,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), of which 9,634,000 Class A Ordinary Shares are issued and outstanding; (iii) 150,000,000 Class B ordinary shares of CHFW, par value $0.0001 per share (the “Class B Ordinary Shares”), of which

2,300,000 Class B Ordinary Shares are issued and outstanding; (iv) shares underlying 144,667 warrants to purchase one Class A Ordinary Share (the “Cayman Private Placement Warrants”), all of which are outstanding; and (v) 3,066,667 shares underlying warrants to purchase one Class A Ordinary Share (the “Cayman Public Warrants,” collectively with the Private Placement Warrants, the “Cayman Warrants”), all of which are outstanding. All outstanding Class A Ordinary Shares and Class B Ordinary Shares have been duly authorized, validly issued, fully paid and are not subject to preemptive or similar rights. All Class A Ordinary Shares issuable upon exercise of the Cayman Warrants have been duly authorized and reserved for issuance and, upon issuance in accordance with the terms of the Cayman Warrants, will be validly issued, fully paid and not subject to preemptive or similar rights. Immediately following the Domestication and prior to the consummation of the Transaction, the authorized capital stock of CHFW will consist of (i) 10,000,000 preferred shares, par value $0.0001 (“Preferred Shares”), of which no Preferred Shares will be issued or outstanding; (ii) 300,000,000 shares of Common Stock of CHFW, of which 11,934,000 shares of Common Stock will be issued and outstanding; (iii) 144,667 shares underlying warrants to purchase one share of Common Stock (the “US Private Placement Warrants”), all of which will be outstanding; and (iv) 3,066,667 shares underlying warrants to purchase one share of Common Stock (the “US Public Warrants,” collectively with the US Private Placement Warrants, the “US Warrants,” and collectively with the Cayman Warrants, the “Legacy Warrants”), all of which will be outstanding. All outstanding shares of Common Stock will have been duly authorized, validly issued, fully paid, and will not be subject to preemptive or similar rights. All shares of Common Stock issuable upon exercise of the Legacy Warrants will have been duly authorized and reserved for issuance and, upon issuance in accordance with the terms of the Legacy Warrants, will be validly issued, fully paid and not subject to preemptive or similar rights. Except as set forth above and pursuant to the Domestication, the Other Subscription Agreements, the Merger Agreement and the other agreements and arrangements referred to in the Merger Agreement, as of the date hereof, there are no outstanding, and between the date hereof and the Closing, CHFW will not issue, sell or cause to be outstanding any (A) shares, equity interests or voting securities of CHFW, (B) securities of CHFW convertible into or exchangeable for shares or other equity interests or voting securities of CHFW, (C) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of CHFW to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of CHFW to issue, any shares or other equity interests or voting securities of CHFW, or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (D) equity equivalents or other similar rights of or with respect to CHFW, or (E) obligations of CHFW to repurchase, redeem or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights (other than as provided in CHFW’s organizational documents). As of the date hereof, CHFW has no subsidiaries other than Merger Sub and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which CHFW is a party or by which it is bound relating to the voting of any securities of CHFW, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Merger Agreement.

h. As of the date hereof, the issued and outstanding Class A Ordinary Shares, the Cayman Public Warrants and units comprised of one Class A Ordinary Share and one-third of a Cayman Public Warrant (collectively, the “IPO Listed Securities”) are registered pursuant to Section 12(b) of the Exchange Act, and the Class A Ordinary Shares and the Cayman Public Warrants are listed for trading on NYSE American LLC (“NYSE”). As of the Closing Date, the issued and outstanding Listed Securities will be listed for trading on the Nasdaq Stock Market (the “Nasdaq” and, together with NYSE, the “Exchanges”). There is no suit, action, proceeding or investigation pending or, to the knowledge of CHFW, threatened against CHFW by either Exchange or the SEC with respect to any intention by such entity to deregister such Listed Securities or prohibit or terminate the listing of the IPO Listed Securities or the Listed Securities on either Exchange. CHFW has taken no action that is designed to terminate the registration of such equity under the Exchange Act.

i. CHFW is not, and immediately after receipt of payment for the Units will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

j. CHFW has not entered into any side letter or similar agreement with any Other Investor or any other person in connection with such Other Investor’s direct or indirect investment in CHFW other than the Other Subscription Agreements, the Merger Agreement and any other agreement expressly contemplated by the Merger Agreement. The Other Subscription Agreements reflect the same Price Per Unit and other terms and conditions (economic or otherwise) that are no more favorable to such Other Investor thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds), and they shall not be amended after the date hereof to provide for terms with respect to the purchase of the Units that are more favorable to such Other Investor thereunder than the terms of this Subscription Agreement, unless such terms are also offered to the Investor.

k. Neither CHFW nor any officer, director, affiliate or other party acting on the behalf of any such person has paid any amount or transferred any securities of CHFW or other value to any Other Investor, or agreed to do so, in connection with such Investor’s entering into an Other Subscription Agreement or otherwise in connection with the Transaction. CHFW is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Units, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 7; (iv) those required by the Exchanges, including with respect to obtaining approval of CHFW’s stockholders, and (v) consents, waivers, authorizations, orders, notices, filings, or registrations the failure of which to obtain or make would not be reasonably be expected to have, individually or in the aggregate, a CHFW Material Adverse Effect.

l. As of the date hereof, CHFW has not received any written communication from a governmental authority that alleges that CHFW is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a CHFW Material Adverse Effect.

m. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Units by CHFW to the Investor and the Units are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither CHFW nor any person acting on its behalf has offered or sold the Units by any form of general solicitation or general advertising in violation of the Securities Act.

n. Other than the Placement Agents (as defined below), CHFW has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Units, and CHFW is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Units, other than to the Placement Agents (as defined below).

6. Investor Representations and Warranties. The Investor represents and warrants to CHFW that:

a. The Investor is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) an Institutional Account as defined in FINRA Rule 4512(c), (iii) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including the Investor’s purchase of the Units, (iv) acquiring the Units only for the Investor’s own account and not for the account of others, or if the Investor is subscribing for the Units as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (v) not acquiring the Units with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Units.

b. The Investor acknowledges and agrees that the Units are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Units have not been registered under the Securities Act. The Investor acknowledges and agrees that the PIPE Securities may not be offered, resold, transferred, pledged (other than in connection with ordinary course prime brokerage relationships) or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to CHFW or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to the so-called Section 4(a)(1 1⁄2) exemption or pursuant to Section 4(a)(7) of the Securities Act), and, in each of clauses (i) and (iii)

in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the applicable records of CHFW and its transfer agent wherein the book entries recording ownership of the PIPE Securities (and, if applicable, any certificates representing PIPE Securities) shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the PIPE Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the PIPE Securities and may be required to bear the financial risk of an investment in the Units for an indefinite period of time. The Investor acknowledges and agrees that the Investor has been advised to consult with its legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the PIPE Securities.

c. The Investor acknowledges and agrees that the Investor is purchasing the Units from CHFW and that CHFW will become a Delaware corporation on or before the Closing Date. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of CHFW, the Company, any of their respective affiliates or any control persons, direct or indirect equityholders, officers, managers, directors, employees, consultants, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of CHFW expressly set forth in this Subscription Agreement.

d. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Units, including, with respect to CHFW, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has had the opportunity to review CHFW’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Units.

e. The Investor became aware of this offering of the Units solely by means of direct contact between the Investor and CHFW, the Company or a representative of CHFW or the Company, and the Units were offered to the Investor solely by direct contact between the Investor and CHFW, the Company or a representative of CHFW or the Company. The Investor did not become aware of this offering of the Units, nor were the Units offered to the Investor, by any other means. The Investor acknowledges that the Units (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, CHFW, the Company, the Placement Agents, any of their respective affiliates or any control persons, direct or indirect equityholders, officers, managers, directors, employees, consultants, partners, agents or representatives of any of the foregoing), other than the representations and warranties of CHFW contained in this Subscription Agreement, in making its investment or decision to invest in CHFW.

f. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Units, including those set forth in CHFW’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

g. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Units and determined that the Units are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in CHFW. The Investor acknowledges specifically that a possibility of total loss exists.

h. In making its decision to purchase the Units, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of either Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning CHFW, the Company, the Transaction, the Merger Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Units or the offer and sale of the Units.

i. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Units or made any findings or determination as to the fairness of this investment.

j. The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

k. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same and, assuming that this Subscription Agreement constitutes the valid and binding agreement of CHFW, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

l. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents and warrants that, to the extent required by applicable law, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Investor further, directly or indirectly through a third-party administrator, represents and warrants that, to the extent required by applicable law, the Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Units were legally derived.

m. The Investor’s acquisition and holding of the Units will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”).

n. If Investor is, or is acting (directly or indirectly) on behalf of, an employee benefit plan that is subject to Title I of ERISA, a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any Similar Law, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, then the Investor represents and warrants that (i) it has notified CHFW in writing of its status as a Plan and will provide such additional information as may be requested by the Company prior to Closing in connection therewith, (ii) it has not relied on CHFW, the Company or any of their respective employees, representatives or affiliates (the “Transaction Parties”) as the Plan’s fiduciary with respect to its decision to acquire and hold the Units, and (iii) it has not relied on any investment advice or recommendation from the Transaction Parties, including, without limitation, in a fiduciary capacity, with respect to its decision to acquire and hold the Units.

o. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in CHFW as a result of the purchase and sale of Units hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over CHFW from and after the Closing as a result of the purchase and sale of Units hereunder.

p. The Investor acknowledges that no disclosure or offering document has been prepared by J. P. Morgan Securities LLC, BofA Securities, Inc. or any of their respective affiliates (collectively, the “Placement Agents”) in connection with the offer and sale of the Units.

q. The Investor acknowledges that neither Placement Agent, nor any of its respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to CHFW, the Company or its subsidiaries or any of their respective businesses, or the Units or the accuracy, completeness or adequacy of any information supplied to the Investor by CHFW.

r. In connection with the issue and purchase of the Units, neither Placement Agent has acted as the Investor’s financial advisor or fiduciary.

s. The Investor has or has commitments to have and, when required to deliver payment to CHFW pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Units pursuant to this Subscription Agreement.

t. The Investor agrees that, from the date of this Subscription Agreement, none of the Investor nor any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any Short Sales with respect to securities of CHFW prior to the Closing (or such earlier termination of this Subscription Agreement). For the purposes hereof, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in this transaction (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales.

u. The Investor is aware, and acknowledges, that J.P. Morgan Securities LLC (i) is acting as financial advisor to CHFW in connection with the Transaction, and (ii) will receive deferred underwriting commissions upon the closing of the Transaction for having acted as underwriter in CHFW’s initial public offering, as disclosed in the Prospectus (as defined herein).

7. Registration Rights.

a. CHFW agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Date”), CHFW will file with the SEC (at CHFW’s sole cost and expense) a registration statement (the “Registration Statement”), registering the resale of the Listed Securities, which Registration Statement may register the issuance or resale of other shares of the Common Stock, including, without limitation, shares of the

Common Stock issuable upon exercise of the Legacy Warrants, and CHFW shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies CHFW that it will “review” the Registration Statement) following the Filing Date and (ii) the 10th business day after the date CHFW is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (or, in either case of (i) or (ii) above, if such date falls on a Saturday, Sunday or other day that the SEC is closed for business, the next business day on which the SEC is open for business) (such earlier date, the “Effectiveness Date”); provided, however, that CHFW’s obligations to include the Listed Securities in the Registration Statement are contingent upon the Investor furnishing in writing to CHFW such information regarding the Investor, the securities of CHFW held by the Investor and the intended method of disposition of the Listed Securities as shall be reasonably requested by CHFW to effect the registration of the Listed Securities, and the Investor shall execute such documents in connection with such registration as CHFW may reasonably request that are customary of a selling stockholder in similar situations, including providing that CHFW shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restrictions on the ability to transfer the Listed Securities. Notwithstanding the foregoing, if the SEC prevents CHFW from including any or all of the Listed Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Listed Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Listed Securities which is equal to the maximum number of Listed Securities as is permitted by the SEC. In such event, the number of Listed Securities to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the SEC that the Registration Statement has been declared effective by the SEC, within two (2) business days thereafter, CHFW shall file the final prospectus under Rule 424 of the Securities Act. CHFW will provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement without the Investor’s prior written consent. For purposes of clarification, any failure by CHFW to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve CHFW of its obligations to file or effect the Registration Statement as set forth above in this Section 7.

b. In the case of the registration effected by CHFW pursuant to this Subscription Agreement, CHFW shall, upon reasonable request, inform the Investor as to the status of such registration. At its expense, CHFW shall:

(i) except for such times as CHFW is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, use its commercially reasonable efforts to keep such registration continuously effective with respect to the Investor, and to keep the Registration Statement (or any subsequent shelf registration statement registers the resale of the Listed Securities by the Investor, which shall constitute the Registration Statement following its effectiveness) free of any material misstatements or omissions, until the earlier of the following: (i) the Investor ceases to hold any of the Listed Securities or (ii) the date all of the Listed Securities held by the Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for CHFW to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) three years from the Effectiveness Date.

(ii) advise the Investor within two (2) business days:

(1) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information with respect to the Investor;

(3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by CHFW of any notification with respect to the suspension of the qualification of the Listed Securities included in the Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus included therein so that, as of such date, the Registration Statement does not contain an untrue statement of a material fact or does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus included therein does not include an untrue statement of a material fact or does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding anything to the contrary set forth herein, CHFW shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding CHFW other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding CHFW;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for a Suspension (as defined below), CHFW shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Listed Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all of the Listed Securities to be listed on each securities exchange or market, if any, on which the Common Stock issued by CHFW have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Listed Securities contemplated hereby and to enable the Investor to sell the Listed Securities under Rule 144. In addition, in connection with any sale, assignment, transfer or other disposition of the PIPE Securities by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the PIPE Securities held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, CHFW shall cause the transfer agent for the PIPE Securities to remove any restrictive legends related to the book entry account holding such PIPE Securities and make a new, unlegended entry for such book entry PIPE Securities sold or disposed of, or expected to be disposed of, without restrictive legends within two (2) trading days of any such request therefor from the Investor, provided that CHFW and the transfer agent have timely received from the Investor customary representations and other documentation reasonably acceptable to CHFW and the transfer agent in connection therewith. Subject to receipt from the Investor by CHFW and the transfer agent of customary representations and other documentation reasonably acceptable to CHFW and the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of CHFW’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that CHFW remove any legend from the book entry position evidencing its PIPE Securities following the earliest of such time as such PIPE Securities

(i) (x) are subject to or (y) have been or are expected to be sold or transferred pursuant to an effective registration statement, (ii) have been or are expected to be sold or otherwise transferred pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for CHFW to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such PIPE Securities. If restrictive legends are no longer required for such PIPE Securities pursuant to the foregoing, CHFW shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such book entry PIPE Securities. CHFW shall be responsible for the fees of its transfer agent and any DTC fees associated with such issuance.

c. Notwithstanding anything to the contrary in this Subscription Agreement, CHFW shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Investor not to sell under the Registration Statement or to suspend the effectiveness thereof (such event being referred to as a “Suspension”), if (x) the use of the Registration Statement would require the inclusion of financial statements that are unavailable for reasons beyond CHFW’s control or (y) the negotiation or consummation of a transaction by CHFW or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event CHFW’s board of directors reasonably believes, upon the advice of external legal counsel, would require additional disclosure by CHFW in the Registration Statement of information that CHFW has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of CHFW’s board of directors, upon the advice of external legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that CHFW shall not be entitled to cause a Suspension on more than two occasions or for more than thirty (30) consecutive calendar days, or more than sixty (60) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from CHFW of the happening of a Suspension during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Listed Securities under the Registration Statement until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by CHFW that it may resume such offers and sales and (ii) it will maintain the confidentiality of any information included in such written notice delivered by CHFW unless otherwise required by law or subpoena. If so directed by CHFW, the Investor will deliver to CHFW or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Listed Securities in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Listed Securities shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

d. The Investor may deliver written notice (an “Opt-Out Notice”) to CHFW requesting that the Investor not receive notices from CHFW otherwise required by this Section 7; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) CHFW shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of the Registration Statement, the Investor will notify CHFW in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension or Suspension Event that still applies was previously delivered (or would have been delivered but for the provisions of this Section 7(d)), CHFW will so notify the Investor, within one (1) business day of the Investor’s notification to CHFW, by delivering to the Investor a copy of such previous notice of the Suspension or Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion the Suspension or that such Suspension Event no longer applies immediately upon its availability.

e. CHFW shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Investor (to the extent a seller under the Registration Statement), its directors, officers, agents, advisors and employees and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto or arise out of or relate to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation of or alleged violation by CHFW of the federal or state securities laws or any rule or regulation thereunder, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to CHFW by the Investor expressly for use therein or the Investor has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of CHFW, which shall not be unreasonably withheld, conditioned or delayed, nor shall CHFW be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by the Investor, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by CHFW in a timely manner or (C) in connection with any offers or sales effected by or on behalf of the Investor in violation of Section 7(c) hereof. CHFW shall notify the Investor reasonably promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which CHFW receives notice in writing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the PIPE Securities by the Investor.

f. The Investor shall, severally and not jointly with any Other Investor or person named as a selling stockholder in the Registration Statement, indemnify and hold harmless CHFW, its directors, officers, agents and employees, and each person who controls CHFW (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arising out of or based upon any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or arising out of or relating to any omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, with respect to (i) and/or (ii), to the extent, but only to the extent, that such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding the Investor furnished in writing to CHFW by the Investor expressly for use therein; provided, however, that the indemnification contained in this Section 7(f) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Investor. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the PIPE Securities giving rise to such indemnification obligation. The Investor shall notify CHFW reasonably promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7(f) of which the Investor is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the PIPE Securities by the Investor.

g. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(g) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the PIPE Securities purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) thirty (30) days after the Outside Date (as defined in the Merger Agreement as of the date hereof), if the Closing has not occurred by such date, (d) by written notice of the Investor to CHFW in the event the Merger Agreement is amended, supplemented or otherwise modified after the date hereof in a manner that materially adversely affects the Investor, or (e) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived prior to the Closing (other than those conditions that by their nature can only be satisfied at and not prior to the Closing, unless such conditions are not capable of being satisfied at the Closing), and, in each case, as a result thereof, the transactions contemplated by this Subscription Agreement cannot be and are not consummated at the Closing (the termination events described in clauses (a)–(e) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. CHFW shall notify the Investor in writing of the termination of the Merger Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to CHFW in connection herewith shall promptly (and in any event within one (1) business day) following a Termination Event be returned to the Investor.

9. Trust Account Waiver. The Investor acknowledges that CHFW is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving CHFW and one or more businesses or assets. The Investor further acknowledges that, as described in CHFW’s prospectus relating to its initial public offering dated November 18, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of CHFW’s assets consist of the cash proceeds of CHFW’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of CHFW, its public shareholders and the underwriters of CHFW’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to CHFW to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of CHFW entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of liability (the “Released Claims”); provided, that the Released Claims shall not include any claims that the Investor may have solely in the Investor’s capacity as a record or beneficial holder of any Class A Ordinary Shares.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the PIPE Securities acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to one or more of its affiliates or to any investment fund or account managed or advised by the same investment manager as the Investor or by an affiliate of such investment manager, without the prior consent of CHFW; provided further that (x) prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof and (y) no such assignment shall relieve the Investor of its obligations hereunder if any such assignee fails to fully perform such obligations.

b. CHFW may request from the Investor such additional information as CHFW may reasonably deem necessary to register the resale of the Listed Securities and evaluate the eligibility of the Investor to acquire the Units, and the Investor shall provide such information as may reasonably be requested to the extent readily available; provided that CHFW expressly agrees to keep any such information provided by the Investor confidential except (i) as required by the applicable securities laws or pursuant to proceedings of regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or other regulatory agency or under the regulations of any national securities exchange on which CHFW’s securities are listed for trading, in which case, CHFW shall (to the extent legally permissible and reasonably practical) provide Investor with prior written notice. The Investor acknowledges that CHFW may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of CHFW.

c. The Investor acknowledges that CHFW and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement and that the Company (following the Closing) will rely on the representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate. The Investor agrees that each purchase by the Investor of Units from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase. The Investor further acknowledges and agrees that the Placement Agents are third-party beneficiaries of the representations and warranties of the Investor contained in Section 6 (except Section 6(t)) and Section 11 of this Subscription Agreement.

d. CHFW and the Investor each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or regulatory bodies.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7, Section 10(c), this Section 10(g) and Section 11 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement solely for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf or by www.docusign.com or similar service) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The right to specific enforcement shall include the right of each party hereto to cause the other party hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement.

l. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies; provided, however, that notwithstanding the foregoing, the obligations of the Investor under the California Public Records Act shall be construed and enforced in accordance with the internal law of the State of California, without referenced to principles of conflicts of laws that would result in the application of any law other than the law of the State of California. Notwithstanding anything to the contrary in this Section 10(l) or in Section 10(m) below, the Investor reserves all of its rights arising under the Eleventh Amendment to the United States Constitution.

m. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the state courts of the State of Delaware (or the federal courts located in the State of Delaware if the state courts decline to hear the case), and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (i) such party is not personally subject to the jurisdiction of the above named courts for any reason, (ii) such action, suit or proceeding may not be brought or is not maintainable in such court, (iii) such party’s property is exempt or immune from execution, (iv) such action, suit or proceeding is brought in an inconvenient forum, or (v) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT

IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

n. Unless required by applicable law or any regulation or stock exchange listing requirement, CHFW will not disclose (i) the Investor’s identity in the form of this Subscription Agreement publicly filed, (ii) the Investor’s identity or beneficial ownership of the subscribed Units or (iii) the nature of the Investor’s commitments, arrangements and understandings under and relating to this Subscription Agreement. If such disclosure is required by applicable law or any regulation or stock exchange listing requirement, CHFW shall provide the Investor with prior written notice (including by e-mail) of such required disclosure and provide the Investor with a reasonable opportunity to review and comment on the disclosure (and CHFW shall consider all of Investor’s comments in good faith). The Investor will promptly provide any information reasonably requested by CHFW or the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC). Notwithstanding anything in this Subscription Agreement to the contrary, CHFW shall not (and shall cause the Company and the Placement Agents not to), without the prior written consent of the Investor, publicly disclose the name of the Investor or any of its affiliates or advisors, or include the name of the Investor or any of its affiliates or advisors, in any press release or marketing materials.

o. CHFW shall, by 9:30 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”), each in a form agreed between CHFW and the Investor so long as the Investor’s Subscription Amount is for an amount of at least $10.0 million, disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and of the other subscription agreements related to the private placement of the Units entered into prior to the release or filing of such Disclosure Document), the Transaction and any other material, non-public information that CHFW or the Company has provided to the Investor at any time prior to the filing of the Disclosure Document. As of immediately following the filing of the Disclosure Document with the SEC, the Investor shall not be in possession of any material, non-public information received from CHFW, the Company, any of their respective subsidiaries or any of their respective officers, directors, employees, affiliates or agents or the Placement Agents that is not disclosed in the Disclosure Document or in prior filings with the SEC. In addition, effective upon the filing of the Disclosure Document, CHFW acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between CHFW, on the one hand, and the Investor or any of its affiliates, on the other hand, relating to the transactions contemplated by this Subscription Agreement shall terminate and be of no further force or effect.

p. If any change in the number, type or classes of authorized shares of CHFW (including the Shares) shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, redomicilation or any stock dividend, or otherwise, the number of Units issued to the Investor shall be appropriately adjusted to reflect such change. Further, CHFW agrees that without the consent of the Investor, so long as the Investor’s Subscription Amount (together with the subscription amounts under Other Subscription Agreements with Other Investors who are affiliates of Investor) is for an amount of at least $25.0 million, (i) CHFW will not consent to, waive, amend or otherwise modify (or seek a consent, waiver, amendment or other modification from the Company regarding) any provision of the Merger Agreement to permit the Company or CHFW to issue or accelerate the vesting of any securities not expressly contemplated by Section 2.1 and Section 2.4 of the Merger Agreement, including any consents or waivers pursuant to Section 5.1 or Section 5.10 of the Merger Agreement, (ii) CHFW will not issue more than 12,020,000 Units, in the aggregate, pursuant to this Subscription Agreement and the Other Subscription Agreements (or any other agreement contemplating the issuance of securities at or prior to the Closing, other than pursuant to the Merger Agreement) and (iii) CHFW will not consent to, waive, amend or otherwise modify (or seek a consent, waiver, amendment or other modification from the Company regarding) the Sponsor Letter Agreement, dated as of the date hereof, by and among CHFW, Consonance Life Sciences, the other holders of CHFW Class B ordinary shares set forth on the signature page thereto and the Company.

q. The obligations of Investor under this Subscription Agreement are several and not joint with the obligations of any Other Investor or investor under the Other Subscription Agreements, and Investor shall not be responsible in any way for the performance of the obligations of any Other Investor or investor under this Subscription Agreement or the Other Subscription Agreements. The decision of Investor to purchase Units has been made by Investor independently of any Other Investor or investor. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor or any Other Investor or investor, shall be deemed to constitute Investor and any Other Investor or investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and any Other Investors or investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor or investor to be joined as an additional party in any proceeding for such purpose.

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of CHFW expressly contained in this Subscription Agreement, in making its investment or decision to invest in CHFW. The Investor further acknowledges and agrees that none of the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, or any Non-Party Affiliate of the Placement Agents, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Units, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Units. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of any Placement Agent and any Placement Agent’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Units are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Units subscribed for:

Aggregate Subscription Amount: $	Price Per Unit: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by CHFW in the Closing Notice. To the extent the offering is oversubscribed, the number of Units received may be less than the number of Units subscribed for.

IN WITNESS WHEREOF, Consonance-HFW Acquisition Corp. has accepted this Subscription Agreement as of the date set forth below.

CONSONANCE-HFW ACQUISITION CORP.

By:

Name:
Title:

Date:                 , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

**OR**

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who CHFW reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company, as described in Rule 501(a)(1) or (2);

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

☐ Any entity in which all of the equity owners are accredited investors.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

Exhibit A

Warrant Agreement